Exhibit 99.1

Janus International Group Successfully Completes Debt Refinancing

TEMPLE, GA, August 4th, 2023 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced a series of related transactions to refinance its debt.

Summary of Transactions:

•	Subsequent to Q1 made a voluntary prepayment of $35 million toward first lien term loan using cash on hand

•	Entered into an amended and restated first lien term loan agreement and established a new $625 million 7-year First Lien Term Loan which refinanced its existing term loans

•	Entered into a new $125 million asset-backed lending (ABL) revolving credit facility which replaced and refinanced its existing $80 million ABL revolving credit facility

“We are pleased to announce the successful completion of our debt refinancing program,” said Anselm Wong, Chief Financial Officer. “This strategic refinancing is another proactive step to ensure we are well positioned to have the financial flexibility to execute on our long-term outlook and drive total shareholder return.”

The $625 million first lien term loan facility, which was privately placed with institutional lenders in the syndicated loan market, will accrue interest at an annual rate of Term SOFR + Term SOFR Adjustment of 10 bps + 325 bps and will mature on August 3, 2030. Goldman Sachs acted as Left Lead Arranger and Joint Bookrunner and J.P. Morgan and Bank of America Securities, Inc. acted as Joint Lead Arrangers and Joint Bookrunners.

J.P. Morgan acted as Left Lead Arranger and Joint Bookrunner and administrative agent and Goldman Sachs and Bank of America Securities, Inc. acted as Joint Lead Arrangers and Joint Bookrunners under the

$125 million ABL revolving credit facility. The new ABL revolving credit agreement will mature on August 3, 2028.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn- key self-storage, commercial and industrial building solutions, including roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Forward Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry to strengthen its pipeline and deliver on its objectives, the anticipated impact of this appointment, and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry;

(ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; and

(iii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.

There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Investors, Janus

John Rohlwing

Vice President, Investor Relations, FP&A & M&A, Janus International 770-562-6399

IR@janusintl.com

Media, Janus

Suzanne Reitz

Vice President of Marketing, Janus International 770-746-9576

Marketing@Janusintl.com

Source: Janus International Group, Inc.